Exhibit 99.1

Marchex Reports First Quarter 2010 Financial Results

SEATTLE – May 6, 2010 – Marchex, Inc. (NASDAQ: MCHX), a call advertising and small business marketing company, today reported its results for the first quarter of 2010 ended March 31, 2010, as well as new strategic developments.

First Quarter 2010 Consolidated Financial Results:

•	Revenue was $24.0 million for the first quarter of 2010, compared to $26.6 million for the same period of 2009.

•

GAAP net loss applicable to common stockholders was $68,000 for the first quarter of 2010 or $0.00 per diluted share. This compares to GAAP net loss applicable to common stockholders of $1.7 million or $0.05 per diluted share for the same period of 2009. The first quarter 2010 results included non-cash stock-based compensation expense of $2.4 million, compared to non-cash stock-based compensation expense of $2.5 million for the same period in 2009.

•

We provide a reconciliation of GAAP diluted EPS to Adjusted non-GAAP EPS in the financial tables attached to this press release and encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures. Adjusted non-GAAP EPS for the first quarter of 2010 was $0.04, compared to $0.02 for the same period of 2009. Some Wall Street analysts use non-GAAP measures to analyze our operating results, which may include adjusted non-GAAP EPS, adjusted operating income before amortization and adjusted EBITDA. We present GAAP measures with equal or greater prominence than non-GAAP measures and such non-GAAP measures should not be considered a substitute for, or superior to, GAAP measures.

•

Adjusted operating income before amortization was $2.0 million for the first quarter of 2010, compared to $1.3 million for the same period of 2009. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income and GAAP net income is included in the financial tables attached to this release.

•

Adjusted EBITDA was $3.4 million in the first quarter of 2010, compared to $2.9 million for the same period of 2009. A reconciliation of adjusted EBITDA to GAAP net cash provided by operating activities is included in the financial tables attached to this release.

“Our core focus is to unlock local commerce through the combination of our Call Advertising and Small Business Marketing products. Today’s results were primarily driven by the solid growth we saw in these areas and we expect continued momentum throughout 2010 and beyond,” said Russell C. Horowitz, Marchex Chairman and CEO. “As the year progresses, our objectives are straightforward: continue to develop innovative products, grow relationships with existing customers and continue to win new customers.”

Operating Highlights:

Local Advertising Services: For the first quarter of 2010, revenue from Local Advertising Services, which includes Marchex’s Call Advertising and Small Business Marketing products, was $17.0 million. In the first quarter, Marchex added more than 5,000 new advertisers, and now has more than 75,000 advertisers using its performance-based marketing products. Marchex expects to continue adding to its advertiser base in 2010. Paid inclusion related services, totaling approximately $2.5 million, $1.4 million and $7.5 million, for each of the first quarter of 2009, fourth quarter of 2009, and full year 2009, respectively, were discontinued as of year-end in accordance with the previously announced plan.

Publishing: For the first quarter of 2010, revenue from Publishing, which is Marchex’s proprietary local and category Web sites that fulfill advertiser campaigns, was $7.0 million.

General Business Highlights:

1.	The extension and expansion of our agreement with AT&T Interactive, which contemplates the following:

•	The consolidation of all AT&T Interactive SMB (small-and-medium sized business) and certain national search-based performance marketing programs to Marchex;

•	A multi-year contract extension with product exclusivity through the majority of the term, which now extends the 2011 contract expiration out through mid-2015;

•	Transitioning all existing and renewing customers in search-based performance marketing programs from other providers to Marchex primarily over the next 12 months; and all new customers to Marchex.

For more information on the financial impact of this agreement, please refer to the lower portion of this release.

2.	Marchex launched its program with Yellow Pages Group of Canada (YPG) to provide performance-based small business marketing products to Canada’s SMB customers and, while early, is seeing good sales traction. YPG is Canada’s leading local advertising company.

3.	Marchex’s Reputation Management product is being well received in the market and Marchex recently entered into numerous multi-year content and reseller partnerships. Under these agreements, Marchex will provide a private-labeled version of Marchex Reputation Management, which these strategic partners will sell to their small business customers on a monthly subscription basis. Marchex will also receive unique content and information from these partners to supplement Marchex’s 8,000 data sources and nearly half-a-billion pieces of local business listing information.

4.	Marchex’s Call Advertising Products, Pay-For-Call and Call Analytics, are continuing to build momentum – advertiser usage increased sequentially and several new advertisers across a number of categories were added, including Sylvan Learning Centers and Kindercare in Education, Nationwide in Insurance, Primedia in Real Estate, and JustDial in Directory Assistance; in addition, 10 new mobile and offline publishers were added to the Pay-For-Call distribution network.

5.	During the first quarter of 2010, Marchex sold a small number of non-strategic domains that yielded $1.3 million. There is still significant demand for high quality domains and Marchex believes that will remain the case for the foreseeable future.

6.	In addition, during the first quarter of 2010, Marchex purchased 411,000 shares of its outstanding Class B common stock for a total price of $2.2 million, bringing its total shares repurchased under its stock repurchase program to 9.2 million shares, or 26% of its outstanding common stock.

Marchex Financial Guidance:

The following forward-looking statements reflect Marchex’s expectations as of May 6, 2010.

Following is a summary financial guidance table for Marchex’s fiscal year 2010 and the second quarter of 2010, reflecting the impact of its strategic deal with AT&T Interactive:

Guidance for fiscal year 2010:

Revenue estimate (reflecting the impact of up to $9 million in AT&T investment incentive offsets as described below):	$90 million to $95 million

Adjusted EBITDA:	Estimated add-backs of approximately $4.6 million in additional depreciation and amortization to its adjusted operating income before amortization

Guidance for second quarter 2010:

Revenue estimate (reflecting the impact of $5 million in AT&T investment incentive offsets as described below):	More than $19.5 million

Adjusted Operating Income Before Amortization estimate (reflecting the impact of $5 million in AT&T investment incentive offsets as described below):	($2.9) million or better

Adjusted EBITDA:	Estimated add-backs of approximately $1.3 million in additional depreciation and amortization to its adjusted operating income before amortization, implying an adjusted EBITDA of ($1.6) million or better.

“We are excited about our new product initiatives, customer wins, and the increasing growth the core business continues to demonstrate. Excluding investment incentives related to our agreement with AT&T Interactive, we expect current growth across our Call Advertising and Small Business Marketing products will lead to modestly higher sequential revenue, adjusted operating income before amortization and adjusted EBITDA for the second quarter,” said Michael Arends, Marchex Chief Financial Officer. “Similarly, including the impact of the AT&T investment incentive amounts, we expect both adjusted operating income before amortization and adjusted EBITDA to increase sequentially in the third and fourth quarters of 2010, with a return to first quarter margin levels by the fourth quarter, setting a strong foundation for continued growth in 2011.”

Marchex anticipates revenue from proprietary traffic sources for the second quarter of 2010 to be modestly lower than the first quarter due to lower overall budgets from advertisers. Marchex expects revenue volatility from proprietary traffic sources due to the nature of large advertiser spending as we continue to build our efforts to diversify advertisers in this revenue source.

AT&T Interactive Agreement Financial Impact:

The following reflects Marchex’s expectations for its AT&T Interactive relationship as of May 6, 2010.

Marchex’s expanded relationship with AT&T Interactive is estimated to yield more than $100 million in revenue to Marchex over the next five years. As part of the transition program, Marchex is providing AT&T Interactive an estimated $9 million in 2010 deal-related financial incentives to drive accelerated advertiser migration to Marchex starting immediately, which is scheduled to primarily occur over the next twelve months. Marchex estimates investment incentives of $5 million, $3 million and $1 million, respectively, for the remaining 2010 calendar quarters. Revenue from the relationship is reflected in Marchex’s financial statements under the Local Advertising Services line item and almost all of the incentives will flow through as offsets to this revenue line, with the balance as additional costs in technology investment to accommodate thousands of new advertisers on the platform. When considering the deal-related financial incentives and the timing of the advertiser migrations, in comparison to its 2010 first quarter results, Marchex sees the net impact as dilutive to financial results through the fourth quarter of 2010, and accretive to its financial results starting in the first quarter of 2011, with significant growth thereafter.

Marchex estimates:

•

2010 AT&T Interactive deal specific revenue estimate (reflecting the impact of up to $9 million in investment incentive offsets): $11 million to $13 million. Marchex estimates that this relationship will become accretive relative to its first quarter 2010 results for both Revenue and Adjusted OIBA in Q1 2011 and that revenue will grow by more than 80% for 2011.

•	2010 Marchex revenue excluding the estimated $9 million in AT&T investment incentive offsets would range between $99 million and $104 million.

•	Second Quarter 2010 Marchex revenue excluding the estimated $5 million in AT&T investment incentive offsets would be more than $24.5 million.

•	Second Quarter 2010 adjusted operating income before amortization excluding the estimated $5 million in AT&T investment incentive offsets would be more than $2.1 million.

•

Second Quarter 2010 add-backs of approximately $1.3 million in additional depreciation and amortization to its adjusted operating income before amortization, would imply adjusted EBITDA of more than $3.4 million after excluding the estimated $5 million in AT&T investment incentive offsets.

Conference Call and Webcast Information:

Management will hold a conference call, starting at 5:00 p.m. ET on Thurs., May 6, 2010 to discuss its first quarter ended March 31, 2010 financial results, and other company updates. To access the call by live webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/investors/events.html). An archived version of the webcast will also be available at the same location, beginning two hours after completion of the call.

About Marchex:

Marchex’s mission is to unlock local commerce everywhere by helping advertisers reach customers wherever they may be – in mobile, offline and online channels, including on our own local and category Web sites.

Our performance-based call advertising products, Marchex Pay-For-Call and Marchex Call Analytics, are reinventing how businesses acquire new customers through the phone. Our award-winning Small Business Marketing products empower local businesses to efficiently monitor their online presence, communicate with their customers, and acquire new ones. Every day, our products support tens of thousands of advertisers and partners, ranging from global enterprises to local businesses.

For more information about Marchex, please visit www.marchex.com.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues and other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management, including without limitation regarding our strategic relationship with AT&T Interactive are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements, which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of May 6, 2010 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA and Adjusted non-GAAP EPS.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of acquired intangible assets. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA, which excludes (1) any gain/loss on sales and disposals of intangible assets, and (2) impairment of goodwill and intangible assets as these are viewed as non-recurring in nature. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other non-cash and non-recurring expenses. Adjusted EBITDA represents income before interest, income taxes, depreciation, amortization, stock compensation expense, gain/loss on sales and disposals of intangible assets and impairment of goodwill and intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

Adjusted non-GAAP EPS represents Adjusted Net Income divided by weighted average fully diluted shares outstanding for Adjusted non-GAAP EPS purposes. Adjusted Net Income generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain non-recurring items and represents net income (loss) available to common stockholders plus: (1) stock based compensation expense, (2) amortization of acquired intangible assets, (3) gain/loss on sales and disposals of intangible assets, (4) other income (expense), (5) impairment of goodwill and intangible assets and less (6) premium on preferred stock redemption. Adjusted non-GAAP EPS includes dilution from options and warrants per the treasury stock method, includes the weighted average number of all potential common shares relating to convertible preferred stock and restricted stock and excludes the weighted average common share equivalents for redeemed preferred shares. Shares outstanding for Adjusted non-GAAP EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. Financial analysts and investors may use Adjusted non-GAAP EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company’s operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. These non-GAAP terms, as defined by Marchex, may not be comparable to similarly titled measures used by other companies. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Marchex Investor Relations:

Trevor Caldwell

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

Michelle Craig

Nyhus Communications for Marchex

Telephone: 206.323.3733

Email: michelle(at)nyhus.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2009	2010
Revenue	$26,570,949	$24,001,981

Expenses:
Service costs (1)	11,861,694	12,649,501
Sales and marketing (1)	7,588,915	3,910,708
Product development (1)	4,154,200	3,962,284
General and administrative (1)	4,070,540	3,836,261
Amortization of intangible assets from acquisitions	2,134,966	704,466

Total operating expenses	29,810,315	25,063,220

Gain on sales and disposals of intangible assets, net	930,239	1,327,304

Income (loss) from operations	(2,309,127)	266,065
Interest income (expense) and other, net	15,157	(5,660)

Income (loss) before provision for income taxes	(2,293,970)	260,405
Income tax expense (benefit)	(620,933)	328,179

Net loss applicable to common stockholders	$(1,673,037)	$(67,774)

Basic and diluted net loss per share applicable to Class A and Class B common stockholders	$(0.05)	$(0.00)
Shares used to calculate basic net loss per share applicable to common stockholders
Class A	10,931,216	10,835,671
Class B	23,735,958	22,170,607
Shares used to calculate diluted net loss per share applicable to common stockholders
Class A	10,931,216	10,835,671
Class B	34,667,174	33,006,278
(1) Includes stock-based compensation allocated as follows:
Service costs	$94,510	$179,483
Sales and marketing	457,854	166,657
Product development	183,405	208,205
General and administrative	1,716,258	1,832,978

Total	$2,452,027	$2,387,323

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2009	March 31, 2010
Assets
Current assets:
Cash and cash equivalents	$33,638,002	$33,838,311
Trade accounts receivable, net	14,783,429	14,758,497
Prepaid expenses and other current assets	3,463,430	3,384,569
Refundable taxes	5,380,029	6,012,775
Deferred tax assets	950,477	971,759

Total current assets	58,215,367	58,965,911
Property and equipment, net	5,051,717	4,888,184
Deferred tax assets	52,690,910	51,023,745
Intangibles and other assets, net	3,667,398	3,160,190
Goodwill	35,438,289	35,429,002
Intangible assets from acquisitions, net	4,309,478	3,605,012

Total assets	$159,373,159	$157,072,044

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,763,090	$8,565,266
Accrued expenses and other current liabilities	6,158,966	5,128,722
Deferred revenue	2,020,728	1,984,284

Total current liabilities	16,942,784	15,678,272
Other non-current liabilities	1,005,444	1,219,306

Total liabilities	17,948,228	16,897,578
Stockholders’ equity:
Class A common stock	111,317	110,489
Class B common stock	251,939	248,138
Treasury stock	(3,204,884)	(1,671,904)
Additional paid-in capital	281,952,605	279,241,563
Accumulated deficit	(137,686,046)	(137,753,820)

Total stockholders’ equity	141,424,931	140,174,466

Total liabilities and stockholders’ equity	$159,373,159	$157,072,044

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Loss to Operating Income Before Amortization (OIBA) and

Adjusted Operating Income Before Amortization (Adjusted OIBA)

(unaudited)

	Three Months Ended March 31,
	2009	2010
Net loss applicable to common stockholders	$(1,673,037)	$(67,774)
Income tax expense (benefit)	(620,933)	328,179

Income (loss) before provision for income taxes	(2,293,970)	260,405
Interest (income) expense and other, net	(15,157)	5,660

Income (loss) from operations	(2,309,127)	266,065
Stock-based compensation	2,452,027	2,387,323
Amortization of intangible assets from acquisitions	2,134,966	704,466

Operating income before amortization (OIBA)	2,277,866	3,357,854
Gain on sales and disposals of intangible assets, net	(930,239)	(1,327,304)

Adjusted operating income before amortization (Adjusted OIBA)	$1,347,627	$2,030,550

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

(unaudited)

	Three Months Ended March 31,
	2009	2010
Net cash provided by operating activities	$4,173,782	$3,019,044
Changes in asset and liabilities, net of effects of acquisitions	(622,131)	62,481
Income tax provision (benefit)	(620,933)	328,179
Interest (income) expense and other, net	(14,717)	5,678
Income and excess tax benefits related to stock options	11,064	—

Adjusted EBITDA	$2,927,065	$3,415,382

Net cash provided by investing activities	$454,214	$41,160

Net cash used in financing activities	$(6,284,101)	$(2,859,895)

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(unaudited)

	Three Months Ended March 31,
	2009	2010
Adjusted Non-GAAP EPS	$0.02	$0.04

Net loss per Class B share applicable to common stockholders - diluted (GAAP EPS)	$(0.05)	$(0.00)
Shares used to calculate diluted net loss per Class B share applicable to common stockholders	34,667,174	33,006,278
Net loss applicable to common stockholders	$(1,673,037)	$(67,774)
Stock-based compensation	2,452,027	2,387,323
Amortization of intangible assets from acquisitions	2,134,966	704,466
Gain on sales and disposals of intangible assets, net	(930,239)	(1,327,304)
Interest (income) expense and other, net	(15,157)	5,660
Estimated impact of income taxes	(1,093,485)	(391,226)

Adjusted Non-GAAP net income applicable to common stockholders	$875,075	$1,311,145

Adjusted Non-GAAP EPS	$0.02	$0.04

Shares used to calculate diluted net loss per Class B share applicable to common stockholders	34,667,174	33,006,278
Weighted average stock options and warrants and common shares subject to repurchase or cancellation (if applicable)	2,399,011	2,446,818

Shares used to calculate Adjusted Non-GAAP EPS	37,066,185	35,453,096

For Adjusted Non-GAAP EPS, the impact of restricted stock (common shares subject to repurchase or cancellation) is based on the weighted average of restricted stock outstanding as compared with diluted shares for GAAP purposes, which included restricted stock using the treasury stock method.